                                  EXHIBIT 10.1

                            SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made and dated for reference the 1st day of March, 1999.

BETWEEN:

          A.R. RULE INVESTMENTS B.C. LTD.
          c/o 2900 - 595 Burrard Street
          Vancouver, British Columbia, V7X 1J5

          (hereinafter called the "Vendor")

                                                       OF THE FIRST PART

AND:
          CORNUCOPIA RESOURCES LTD.
          #540 - 355 Burrard Street
          Vancouver, British Columbia, V6C 2G8

          (hereinafter called the "Purchaser")

                                                       OF THE SECOND PART

AND:
          STOCKSCAPE TECHNOLOGIES LTD.
          #410 - 325 Howe Street
          Vancouver, British Columbia, V6C 1Z7

          (hereinafter called the "Company")

                                                       OF THE THIRD PART

WHEREAS:

A. The Vendor is the registered and beneficial owner of all of the issued and outstanding shares in the capital of the Company (the "Shares");

B. The Vendor has agreed to sell the Shares to the Purchaser and the Purchaser has agreed to buy 100% of the Shares from the Vendor, on and subject to the terms and conditions hereof.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements contained herein, the parties agree as follows:

1.            PURCHASE AND SALE

1.01 Subject to the terms and conditions hereof and on the basis of the representations and warranties of the parties set forth herein, the Vendor hereby agrees to sell and the Purchaser hereby agrees to purchase all of the Shares on the Closing Date (as defined in section 2.02).

1.02 The purchase price for the Shares (the "Purchase Price") shall be C$5,000,000 and shall be satisfied by the issuance of 10,000,000 fully paid and non-assessable post-consolidation common shares (the "Payment Shares") in the capital of the Purchaser at a deemed price of C$0.50 per share.

1.03 The Payment Shares will be issued to the Vendor or as the Vendor may otherwise direct in writing, on or before the Closing Date (as defined in section 2.02), provided that the Purchaser may decline to issue or register any of the Payment Shares in the name of any person other than the Vendor if to do so would result in a violation of any applicable law or regulation.

1.04 The Payment Shares may be subject to resale restrictions under applicable securities laws and Share Certificates issued by the Purchaser and representing the Payment Shares will bear a legend to that effect.

2.            CLOSING

2.01 Subject to the provisions of section 18.03 and section 18.06, and the satisfaction (or waiver by the Purchaser) of the conditions described in section 8.01, and the satisfaction (or waiver by the Vendor) of the conditions described in section 8.02, the consummation of the purchase and sale contemplated by this agreement (the "Closing") shall be held at 9:00 A.M. (local time) on the third business day following the date on which the last of the conditions precedent in sections 8.01(a),(b) and (c), 8.02(a) and
8.05 has been satisfied or waived, at the offices of the Purchaser or the Purchaser's counsel in Vancouver, British Columbia as specified by the Purchaser, unless some other time or location is agreed to by the parties.

2.02 The date on which the Closing occurs is herein called the "Closing Date".

3.            EFFECTIVE DATE

3.01 The "Effective Date" for the purchase and sale herein shall be March 31, 1999. The Vendor covenants and agrees that it will cause the Company to carry on the business of the Company in the ordinary course and will not deviate from the business plan for the Company during the period from the Effective Date to the Closing Date, without the written consent of the Purchaser which shall not be unreasonably withheld, so long as this agreement remains in effect.

4.            REPRESENTATIONS AND WARRANTIES OF THE VENDOR AND THE COMPANY

4.01 The Vendor and the Company jointly and severally warrant and represent to the Purchaser that:

STATUS, AUTHORITY, CAPITAL STRUCTURE

       (a) The Shares are validly issued and outstanding as fully paid and non-assessable, free and clear of all liens, charges and encumbrances and represent all of the issued and outstanding shares of the Company;

       (b) the Vendor has good and sufficient title, right and authority to enter into this agreement on the terms and conditions hereof and to transfer to the Purchaser the legal and beneficial title to and ownership of the Shares;

       (c) the Vendor is not a 'non-resident' of Canada, within the meaning of the INCOME TAX ACT (Canada) or, if the Vendor is a 'non-resident' within the meaning of that Act the Vendor shall have obtained a Clearance Certificate from Revenue Canada (Taxation) in respect of the transactions contemplated herein, prior to Closing;

       (d) there are no options, warrants, rights or agreements outstanding with respect to the purchase or acquisition of the Shares or which entitle any person other than the Purchaser to acquire shares in the capital of the Company, including without limiting the generality of the foregoing, any securities convertible into or exchangeable for shares of the Company;

       (e) the entering into and performance of this agreement will not conflict with or result in breach of any covenants or agreements contained in, or constitute a default under or result in or the creation of any encumbrance pursuant to the provisions of, any agreement to which any of the Vendor or the Company is a party or by which the Vendor or the

              Company may be bound or to which the Vendor or the Company may be subject or any judgment, decree, order, rule or regulation of any court or administrative body by which the Vendor or the Company is bound or, to the knowledge of the Vendor, any statute or regulation applicable to the Vendor or the Company;

       (f) the entering into and the performance of this agreement and the transactions contemplated herein will not result in the violation of any of the terms and provisions of the constating documents of either of the Vendor or the Company, any shareholders' or directors' resolutions, or any indenture or other agreement, written or oral, to which the Vendor or the Company may be bound or to which the Vendor or the Company may be subject;

       (g) the Company is a company duly incorporated, validly existing and in good standing under the laws of the Province of British Columbia and the Company is duly qualified to do business in every jurisdiction in which it carries on business;

       (h) the Company is a "private issuer" as that term is defined in the SECURITIES ACT (British Columbia);

       (i) the Vendor is duly incorporated under the laws of its jurisdiction of incorporation and all necessary corporate acts of the Vendor have been performed in order to authorize this agreement;

       (j) as of the date of this agreement the authorized capital of the Company consists of 1,000,000 common shares without par value, of which 950,000 shares are issued as fully paid and non-assessable in the name of the Vendor. As of the Closing Date the authorized capital of the Company will be 100,000,000 common shares without par value of which 10,000,000 shares will be issued and outstanding as fully paid and non-assessable shares beneficially owned by and registered in the name of the Vendor;

       (k) the corporate records of the Company, the share certificate books, register of directors and shareholders and minute book of the Company contain complete and accurate minutes of all meetings of the directors and shareholders of the Company which were duly called and held since incorporation of the Company;

       (l) the Company is an Internet investment research provider and is not and has not, since the date of its incorporation, been engaged in any other business;

       (m) the Company does not have any subsidiaries or any agreement of any kind to acquire by lease, purchase or otherwise, any other entity;

       (n) this agreement has been duly executed and delivered by the Vendor and the Company and creates valid and binding obligations of the Vendor and the Company enforceable against each of them in accordance with its terms;

FINANCIAL MATTERS

       (o) the draft audited financial statements of the Company as at September 30, 1998, (the "SS Financial Statements") attached hereto as Schedule "A" have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis and fairly and accurately represent the financial condition of the Company as at the dates thereof and for the periods covered;

       (p) there are no material liabilities of the Company of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the

              Company or the Purchaser may become liable as a result of the transactions contemplated herein;

       (q)    other than as disclosed in the SS Financial Statements:

              (i) there are no outstanding debts, liabilities, arrangements or financial obligations (written or oral, fixed or contingent, liquidated or unliquidated) of the Company other than those incurred in the ordinary course of business;

              (ii) there are no material litigation, proceedings or investigations pending or threatened against the Company except those disclosed with pertinent details in Schedule "B" nor do the Vendor or the Company know, or have any grounds to know, of any basis for any litigation, proceeding or investigation against the Company which would materially affect the Company or its business;

              (iii) the Company has not made, declared or authorized any dividends or other distributions of any kind whatsoever in respect of its outstanding share capital;

              (iv) the Company has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any person, firm or corporation; and

              (v) except pursuant to the agreement between the Company and A.R. Rule Investments B.C. Ltd. dated as of December 31, 1998 and titled the "Indebtedness Agreement", there are no loans or indebtedness outstanding between the Company and the Vendor or any "associate" of the Vendor as that term is defined in the SECURITIES ACT (British Columbia);

       (r)    since the date of the SS Financial Statements the Company has not:

              (i) transferred, assigned, sold or otherwise disposed of any of the assets shown on the SS Financial Statements or cancelled, waived or forgiven any debts, claims or rights of material value;

              (ii) incurred or assumed any obligation or liability (fixed or contingent), except unsecured current obligations and liabilities incurred in the ordinary and usual course of the business of the Company;

              (iii) issued or sold any shares in its capital or any warrants, bonds, debentures or other securities or issued, granted or delivered any right, option or other commitment for the issuance of any such or other securities, other than 800,000 common shares issued to the Vendor at $0.25 per share and 8,250,000 common shares issued to the Vendor at a deemed price of $0.10 per share in satisfaction of indebtedness of the Company to the Vendor;

              (iv) discharged or satisfied any lien or encumbrance, or paid any obligation or liability (fixed or contingent) other than current liabilities or the current portion of long term liabilities disclosed in the SS Financial Statements or current liabilities incurred since the date thereof in the ordinary and usual course of business of the Company;

              (v) declared or made, or committed itself to make, any payment or any dividend or other distribution in respect of any of its shares or purchased or redeemed any of its shares;

              (vi) consolidated, subdivided, changed or reclassified any of its shares or otherwise altered its capital, other than the increase of its authorized capital from 1,000,000 common shares without par value to 100,000,000 common shares without par value effected by special resolution dated March 9, 1999 and filed with the Registrar of Companies on March 26, 1999;

              (vii) except as specifically disclosed herein, suffered any material extraordinary loss or entered into any material commitment or transaction not in the ordinary and usual course of its business;

              (viii) made any gift of money or of any property or assets to any person;

              (ix)   purchased any fixed assets;

              (x) increased or agreed to increase the compensation of, or paid or agreed to pay any pension, bonus, share of profits or other similar benefit to, any director, employee or officer or former director, employee or officer of the Company; or

              (xi) made payments of any kind to or on behalf of the Vendor or any "affiliate" or "associate" of the Vendor (as those terms are respectively defined in the COMPANY ACT and the SECURITIES ACT (British Columbia)) or under any management agreement with the Vendor save and except business-related expenses and salaries in the ordinary and usual course of the business of the Company and at the regular rates payable to them;

       (s)    since September 30, 1998:

              (i) there has not been any occurrence or event which has had, or might reasonably be expected to have, individually or in the aggregate, a materially adverse effect on the Company's business or the results of its operations;

              (ii) there has not been any damage, destruction or loss, network infrastructure disruption or other event, development or condition of any character which has or may materially and adversely affect the business, assets or future prospects of the Company;

              (iii) the business of the Company has been carried on in the ordinary course; and

              (iv) the Company has withheld from any payments made to any of its current and former directors, officers and employees the amount of all taxes including but not limited to, income tax and other deductions required to be withheld therefrom and has paid the same to the proper tax and other receiving authorities within the time required under any applicable legislation;

       (t) the Company has filed within the time periods prescribed by the applicable legislation all necessary federal, provincial and local tax returns and reports including all reports respecting income, sales, GST, corporation capital tax, employee/source deductions and remittances, which returns and reports are true, complete and correct and all taxes, assessments and other governmental charges of any kind whatsoever applicable to the Company have been paid or accrued in the SS Financial Statements, provision has been made for adequate reserves for all periods covered thereby, and such reserves, if applicable, are reflected in the SS Financial Statements;

       (u) the Company has not received any notice of default, readjustment or reassessment and is not aware of any contingent liability in respect of taxes or any ground for reassessment, there are no agreements, waivers or any other arrangements providing for an extension of time with respect to the filing of any tax return by, or the payment of any tax, governmental charge or deficiency by the Company and the Company will have provided to the Purchaser on or before the Closing Date all documents and information necessary for future tax filings for the Company;

ASSETS

       (v) the Company holds all permits, licenses, registrations and authorizations required to own its assets and to carry on its business;

       (w) all of the personal property with a value in excess of $5,000 which is an asset of the Company, both tangible and intangible (collectively, the "Assets"), is listed on Schedule "C1" hereto and the Company is the absolute beneficial owner of or has the exclusive right to the use of, and has good and marketable title to and possession of all of its personal property, free and clear of all liens, charges and encumbrances;

       (x) without limiting any other representation or warranty of the Vendor or of the Company herein, with respect to those contracts, agreements, purchase orders or other instruments (collectively referred to in this section as "contracts") listed on Schedule C2:

                     (i) the contracts represent all of the material contracts of the Company and to the knowledge of the Vendor and the Company, all such contracts are valid and subsisting contracts enforceable in accordance with their respective terms;

                     (ii) the Company has not received notice of and is not aware of any default, breach or other non-performance on the part of any party of any of the terms or provisions of such contracts and there exists no state of facts which after notice or lapse of time or both could constitute a default or breach on the part of the Company thereunder;

                     (iii) the Company is not restricted under such contracts from performing fully its obligations under this agreement and such performance will not entitle any other party thereto to rescind, cancel or otherwise terminate any such contract; and

                     (iv) except as disclosed in Schedule "C2" hereto, the Company is not party to any contract under which its obligations cannot be terminated at the option of the Company without penalty;

       (y) without limiting the generality of the foregoing, with respect to those Assets which are proprietary information, trade marks, trade secrets, service marks, patents or copyright, including without limitation information of a technical or technological nature, computer programs, software, software development tools, methodologies, processes, techniques or know-how, in whatever form or medium maintained, expressed or stored, whether tangible or intangible, and regardless of whether the same is protected by or entitled to protection under patent, trade mark, copyright or similar laws of any jurisdiction (collectively the "intellectual property"), the Company is either the sole beneficial owner of such intellectual property or has an exclusive license to use such intellectual property and:

              (i) to the Company's and the Vendor's knowledge, none of the Company's business, operations or intellectual property infringes the intellectual property rights of any other person;

              (ii) all of the intellectual property which is owned by the Company was developed either by employees of the Company or by independent contractors for and on behalf of the Company; and

              (iii) the Company has taken precautions consistent with industry practice to protect its intellectual property;

       (z) the Company holds all licenses permits and registrations which are required for carrying on its business in the manner in which such business has been carried on and to the Company's and the Vendor's knowledge, is in compliance with any and all rules, regulations and policies of any and all regulatory authorities, agencies and commissions having jurisdiction over of the Company or to which the Company or its business may be subject;

       (aa) the Assets comprise all of the assets, property and rights required by the Company to operate its business;

EMPLOYEES

       (bb) Schedule "D" sets out the material terms of any contract or arrangement, written or oral, between the Company and those persons who provide services to the Company, whether as dependent or independent contractors, consultants or otherwise, which are material to the operations and business of the Company;

       (cc)   except as disclosed on Schedule "D" hereto:

              (i) the Company has not paid or agreed to pay, any benefits and has no obligations or liabilities (fixed, contingent, liquidated or non-liquidated) under a pension, profit sharing, bonus or other similar plan, and no obligation to pay benefits or other liabilities under a pension, profit sharing or other similar plan survives termination of the applicable service or employment contract; and

              (ii) the Company is not a party to any written or oral employment, service or pension agreement and except as disclosed in Schedule "D" the Company does not have any employees who cannot be dismissed on not more than the minimum notice required under common law or by the EMPLOYMENT STANDARDS ACT, R.S.B.C. 1996, c.113, without further liability;

       (dd) the Company is not a party to and no collective agreement is under negotiation with respect to any of the employees of the Company and to their knowledge no application for certification of a bargaining unit has been made in respect of any of the employees of the Company;

GENERAL

       (ee) the representations and warranties of the Vendor and the Company contained in this agreement disclose all material facts known to the Vendor or the Company and specifically relating to the transactions contemplated by this agreement which materially and adversely affect or which in the future may materially and adversely affect the Vendor's ability to perform its obligations under this agreement; and

       (ff) to the best of their knowledge having made due inquiry, all of the Company's networking infrastructure, including the Company's server, networking software and hardware and software licensed from third parties is Year 2000 compliant and all third party systems critical to the Company's operations will interact and operate properly with the Company's server and networking hardware and software infrastructure in the Year 2000.

4.02 All representations, warranties, covenants and agreements of the Vendor and the Company will survive the Closing of this agreement and will continue in full force and effect for a period of two (2) years following Closing.

5.            REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.01 The Purchaser hereby warrants and represents to the Vendor and the Company that:

STATUS, AUTHORITY, CAPITAL STRUCTURE

       (a) It is a company duly amalgamated, validly existing and in good standing under the laws of its jurisdiction of amalgamation;

       (b) the authorized capital of the Purchaser consists of 200,000,000 common shares without par value and 100,000,000 preferred shares without par value, of which as at March 1, 1999, 41,591,834 shares are issued as fully paid and non-assessable;

       (c) the common shares of the Purchaser are quoted on the NASD over-the-counter bulletin board (OTCBB);

       (d) except for the shares referred to in paragraph (b) of this section 5.01, the Payment Shares, unexercised options, warrants, and any option shares issued or to be issued pursuant to arrangements with retiring Directors and Officers and Glencoe Management Ltd., full details of which have been disclosed in writing to the Vendor, there are no options, warrants, rights or agreements outstanding which entitle any person to acquire shares in the capital of the Company;

       (e) the prospectuses, offering circulars, filing statements, press releases and other disclosure documents of the Purchaser, including but not limited to financial statements, (collectively, the "Public Disclosure Record") contain no untrue statement of a material fact as at the date thereof nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made therein from being false or misleading in the circumstances in which it was made;

       (f) the Purchaser has full corporate power and capacity to enter into this agreement, all necessary corporate acts have been performed in order to authorize this agreement and this agreement has been duly executed and delivered by the Purchaser and creates a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms;

       (h) upon their issuance the Payment Shares will be validly issued and outstanding, fully paid and non-assessable common shares of the Company free and clear of all voting restrictions, trade restrictions (except as may be imposed by applicable securities laws), liens, charges or encumbrances of any kind whatsoever;

       (i) the entering into and performance of this agreement and the transactions contemplated herein will not conflict with or result in the violation of, or result in or the creation of any encumbrance pursuant to the provisions of, any of the terms and provisions of the constating documents of the Purchaser, any shareholders' or directors' resolution, or of any indenture or other agreement written or oral, to which the Purchaser may be a party or by which the Purchaser may be bound or to which it may be subject or any judgment, decree, order, rule or regulation of any court or administrative body by which the Purchaser is bound or to the knowledge of the Purchaser, any statute or regulation applicable to the Purchaser;

       (j) the Purchaser is up to date with respect to all required filings with provincial and U.S. securities commissions;

       (k) to the knowledge of the Purchaser, after all due inquiry, the corporate records of the Purchaser, the transfer registers, register of directors and minute book of the Purchaser contain complete and accurate minutes of all meetings of the directors and shareholders of the Purchaser which were duly called and held since amalgamation of the Purchaser;

       (l) except as disclosed in its Public Disclosure Record, the Purchaser does not have any subsidiaries or any agreement of any kind to acquire by lease, purchase or otherwise, any other entity;

       FINANCIAL MATTERS

       (m) the audited financial statements of the Purchaser for the fiscal year ended December 31, 1998 (the "Purchaser's Financial Statements"), a copy of which appear as Schedule E to this agreement, are true and correct in all material respects and present fairly and accurately the financial position and the results of operations of the Purchaser for the period then ended and the Purchaser's Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

       (n) there are no material liabilities of the Purchaser of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Purchaser may become liable as a result of the transactions contemplated herein;

       (o)    other than as disclosed in the Purchaser's Financial Statements:

              (i) there are no outstanding debts, liabilities, arrangements or financial obligations (written or oral, fixed or contingent, liquidated or unliquidated) of the Purchaser, other than those incurred in the ordinary course of business;

              (ii) there are no material litigation, proceedings or investigations pending or threatened against the Purchaser nor does the Purchaser know, or have any grounds to know, of any basis for any litigation, proceeding or investigation against the Purchaser which would materially affect the Purchaser or its business;

              (iii) the Purchaser has not made, declared or authorized any dividends or other distributions of any kind whatsoever in respect of its outstanding share capital;

              (iv) the Purchaser has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any person, firm or corporation;

              (v) the Purchaser is not indebted to any director, officer, or employee of the Purchaser on any account whatsoever; and

              (vi) no director, officer or employee of the Purchaser is indebted or under any financial obligation to the Purchaser;

       (p) since the date of the Purchaser's Financial Statements, other than as disclosed in the Purchaser's Public Disclosure Record, the Purchaser has not:

              (i) transferred, assigned, sold or otherwise disposed of any of the assets shown on the Purchaser's Financial Statements or cancelled, waived or forgiven any debts, claims or rights of material value;

              (ii) incurred or assumed any obligation or liability (fixed or contingent), except unsecured current obligations and liabilities incurred in the ordinary and usual course of the business of the Purchaser;

              (iii) issued or sold any shares in its capital or any warrants, bonds, debentures or other securities or issued, granted or delivered any right, option or other commitment for the issuance of any such or other securities, other than options granted or to be granted prior to Closing to certain directors, officers and employees of the Purchaser, full details of which have been disclosed in writing to the Vendor;

              (iv) discharged or satisfied any lien or encumbrance, or paid any obligation or liability (fixed or contingent) other than current liabilities or the current portion of long term liabilities disclosed in the Purchaser's Financial Statements or current liabilities incurred since the date thereof in the ordinary and usual course of business of the Purchaser;

              (v) declared or made, or committed itself to make, any payment or any dividend or other distribution in respect of any of its shares or purchased or redeemed any of its shares;

              (vi) consolidated, subdivided, changed or reclassified any of its shares or otherwise altered its capital;

              (vii) suffered any material extraordinary loss or entered into any material commitment or transaction not in the ordinary and usual course of its business;

              (viii) made any gift of money or of any property or assets to any person;

              (ix)   purchased any fixed assets;

              (x) increased or agreed to increase the compensation of, or paid or agreed to pay any pension, bonus, share of profits or other similar benefit to, any director, employee or officer or former director, employee or officer of the Purchaser; or

              (xi) made payments under any management agreement save and except business-related expenses and fees in the ordinary and usual course of the business of the Purchaser and at the regular rates payable thereunder;

       (q)    since December 31, 1998:

              (i) there has not been any occurrence or event which has had, or might reasonably be expected to have, individually or in the aggregate, a materially adverse effect on the Purchaser's business or the results of its operations;

              (ii) there has not been any damage, destruction or loss, or other event, development or condition of any character which has or may materially and adversely affect the business, assets or future prospects of the Purchaser;

              (iii) the business of the Purchaser has been carried on in the ordinary course; and

              (iv) the Purchaser has withheld from any payments made to any of its current and former directors, officers and employees the amount of all taxes including but not limited to, income tax and other deductions required to be withheld therefrom and has paid the same to the proper tax and other receiving authorities within the time required under any applicable legislation;

       (r) the Purchaser has filed within the time periods prescribed by the applicable legislation all necessary federal, provincial and local tax returns and reports including all reports respecting income, sales, GST, corporation capital tax, employee/source deductions and remittances, which returns and reports are true, complete and correct and all taxes, assessments and other governmental charges of any kind whatsoever applicable to the Purchaser have been paid or accrued in the Purchaser's Financial Statements, provision has been made for adequate reserves for all periods covered thereby, and such reserves, if applicable, are reflected in the Purchaser's Financial Statements;

       (s) the Purchaser has not received any notice of default, readjustment or reassessment and is not aware of any contingent liability in respect of taxes or any ground for reassessment, there are no agreements, waivers or any other arrangements providing for an extension of time with respect to the filing of any tax return by, or the payment of any tax, governmental charge or deficiency by the Purchaser and the Purchaser will have provided to the Purchaser on or before the Closing Date all documents and information necessary for future tax filings for the Purchaser;

       ENVIRONMENTAL MATTERS

       (t) to the best of the knowledge of the Purchaser, after all due inquiry, the Purchaser has been and is in compliance with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, bylaws, and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency ("Environmental Laws") relating to the protection of the environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, transport, or handling of any pollutants, contaminants, chemicals, or industrial, toxic or hazardous wastes or substances ("Hazardous Substances");

       (u) except in compliance with Environmental Laws or pursuant to a license, permit, approval, consent, certificate, registration, or other authorization issued under an Environmental Law, the Purchaser has not used and has not, to its knowledge, after all due inquiry, permitted to be used, any of its properties (including any leased properties) or facilities or any property or facility that it previously owned, leased or occupied to generate, manufacture, process, distribute, use, treat, store, dispose of, transport, or handle any Hazardous Substance;

       (v) except for the reclamation obligations described in Schedule "F" in respect of the properties described in Schedule "F", there are no orders or directions relating to environmental matters requiring any environmental remediation, work, repairs, construction or capital expenditures with respect to the business of the Purchaser or any property of the Purchaser, nor has the Purchaser received any notice of any of the same;

       (w) except as described in Schedule "F", the Purchaser has not received any notice that it is potentially responsible for a federal, provincial, state, municipal or local clean-up site or correction or remediation action under any Environmental Laws, nor any request for information in connection with any federal, provincial, state, municipal or local inquiries as to disposal sites;

       (x) except in connection with activities on the properties described in Schedule "F", the Purchaser has not caused or permitted, nor does it have any knowledge of, the release, in any manner whatsoever, of any Hazardous Substance on or from any of its properties (including any leased properties) or assets or any property or facility that it previously owned or leased, or any such release on or from a facility owned or operated by third parties but with respect to which the Purchaser is or may reasonably be alleged to have liability. All Hazardous Substances and all other wastes and other materials and substances used in whole or in part by the Purchaser or resulting from the Purchaser's business have been used, documented, disposed of, treated and stored in compliance with all Environmental Laws;

ASSETS

       (y) the Purchaser holds all permits, licenses, registrations and authorizations required to own its assets and to carry on its business;

       (z) the Purchaser is the absolute beneficial owner of or has the exclusive right to the use of, and has good and marketable title to and possession of all of its personal property, other than leased office equipment, free and clear of all liens, charges and encumbrances;

       (aa) without limiting any other representation or warranty of the Purchaser herein, all contracts and agreements to which the Purchaser is a party and which are material to the business and operations of the Purchaser have been disclosed in the Public Disclosure Record and, except as disclosed in the Public Disclosure Record:

              (i) to the knowledge of the Purchaser, all such contracts are valid and subsisting contracts enforceable in accordance with their respective terms;

              (ii) other than a dispute with Stardata Systems Inc., details of which have been provided to the Vendor, the Purchaser has not received notice of and is not aware of any default, breach or other non-performance on the part of any party of any of the terms or provisions of such contracts and there exists no state of fact which after notice or lapse of time or both could constitute a default or breach on the part of the Purchaser thereunder;

              (iii) the Purchaser is not restricted under such contracts from performing fully its obligations under this agreement and such performance will not entitle any other party thereto to rescind, cancel or otherwise terminate any such contract; and

              (iv) the Purchaser is not party to any contract under which its obligations cannot be terminated at the option of the Purchaser without penalty;

       (bb) the Purchaser has no assets which are proprietary information, trade marks, trade secrets, service marks, patents or copyright including without limitation information of a technical or technological nature, computer programs, software, software development tools, methodologies, processes, techniques or know-how, in whatever form or medium maintained, expressed or stored, whether tangible or intangible;

       (cc) the Purchaser holds all licenses permits and registrations which are required for carrying on its business in the manner in which such business has been carried on and to the best of the Purchaser's knowledge, after due inquiry, is in compliance with any and all rules, regulations and policies of any and all regulatory authorities, agencies and commissions having jurisdiction over of the Purchaser or to which the Purchaser or its business may be subject;

EMPLOYEES

       (dd) the material terms of any contract or arrangement, written or oral, between the Purchaser and those persons who provide services to the Purchaser, whether as dependent or independent contractors, consultants or otherwise, which are material to the operations and business of the Purchaser are disclosed in the Public Disclosure Record;

       (ee)   except as disclosed in the Public Disclosure Record:

              (i) the Purchaser has not paid or agreed to pay, any benefits and has no obligations or liabilities (fixed, contingent, liquidated or non-liquidated) under a pension, profit sharing, bonus or other similar plan, and no obligation to pay benefits or other liabilities under a pension, profit sharing or other similar plan survives termination of the applicable service or employment contract; and

              (ii) other than agreements with its current Chief Financial Officer and Corporate Secretary which have been disclosed to the Vendor, the Purchaser is not a party to any written or oral employment, service or pension agreement and the Purchaser does not have any employees who cannot be dismissed on not more than the minimum notice required by common law or the EMPLOYMENT STANDARDS ACT, R.S.B.C. 1996, c.113, without further liability;

       (ff) the Purchaser is not a party to and no collective agreement is under negotiation with respect to any of the employees of the Purchaser and to the best of its knowledge no application for certification of a bargaining unit has been made in respect of any of the employees of the Purchaser;

GENERAL

       (gg) the representations and warranties of the Purchaser contained in this agreement and the Public Disclosure Record disclose all material facts known to the Purchaser and specifically relating to the transactions contemplated by this agreement which materially and adversely affect or which in the future may materially and adversely affect the Purchaser's ability to perform its obligations under this agreement; and

       (hh) to the best of its knowledge having made due inquiry, all of the Purchaser's software and hardware is Year 2000 compliant and all third party systems critical to the Purchaser's operations will interact and operate properly with the Purchaser's hardware and software in the Year 2000.

5.02 All representations, warranties, covenants and agreements of the Purchaser herein will survive the closing of this agreement and will continue in full force and effect for a period of two (2) years following Closing.

6.            COVENANTS OF THE VENDOR AND THE COMPANY

6.01 The Vendor and the Company jointly and severally covenant and agree with the Purchaser that from and after the date hereof to and including the Closing Date they will:

       (a) cooperate with the Purchaser and will take such steps and proceedings as may be reasonably required to assist the Purchaser to obtain all consents and approvals (if any) which the Purchaser may require to obtain from regulatory authorities having jurisdiction over the Purchaser or from shareholders of the Purchaser with respect to the transactions contemplated hereunder and to comply with all applicable statutes and regulations;

       (b) take such steps and proceedings as may be reasonably required to obtain a Clearance Certificate for the Vendor, if required;

       (c) use reasonable best efforts to obtain commitments for a private placement financing by the Purchaser of up to four million (4,000,000) units of the Purchaser at $0.50 per unit, each unit to consist of one post-consolidation common share of the Purchaser and two common share purchase warrants each entitling the holder to acquire one additional common share in the capital of the Purchaser, one for a period of one year at $0.65 per share and the other for a period of two years at a price of $0.95 per share with forced conversion features (referred to herein as the "Financing");

       (d) operate the business of the Company in the usual and ordinary course and take all necessary steps to preserve relationships with suppliers, licensors, customers, employees and others having dealings with the Company;

       (e) give the Purchaser prompt notice of any third party claims against the Company;

       (f) not enter into or agree to enter into any agreement, commitment or other arrangement pursuant to which the Company makes or becomes obliged to make capital expenditures in excess of $50,000 in any thirty day period, without the prior written consent of the Purchaser, which shall not be unreasonably withheld; and

       (g) forthwith notify the Purchaser in writing of any occurrence or event which has, or might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company, its business or the results of its operations.

7.            COVENANTS OF THE PURCHASER

7.01 The Purchaser covenants and agrees with the Vendor and the Company that it will:

       (a) take, at its cost, all such steps and proceedings as may be reasonably required to obtain all necessary consents or approvals from the regulatory authorities having jurisdiction over the Purchaser or from the shareholders of the Purchaser with respect to the transactions contemplated hereunder and to comply with all applicable statutes and regulations prior to the Closing Date; and

       (b) cause the following individuals and no others, except as directed by the Vendor, to be named as management nominees for election as directors at the next annual and extraordinary general meeting of the Purchaser:

              NAME

              Andrew F.B. Milligan
              Sargent H. Berner
              David R. Williamson
              A. Murray Sinclair
              John J. Brown

       (c) use reasonable best efforts to assist the Vendor in obtaining irrevocable commitments for the Financing;

       (d) forthwith notify the Vendor in writing of any occurrence or event which has, or might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchaser, its business or the results of its operations;

       (e) subject to shareholder approval, complete the disposition of its interest in the Ivanhoe Project, Nevada pursuant to its agreement with Great Basin Gold Ltd.; and

       (f) the Purchaser will make available upon request of the Vendor a true and complete copy of all environmental audits, evaluations, assessments, studies or tests relating to the Purchaser or the Purchaser's business.

8.            CONDITIONS PRECEDENT TO THE CLOSING

8.01 The Purchaser's obligation to carry out the terms of this agreement and to complete the purchase referred to in section 1 is subject to the provisions of section 8.03, and to the following additional conditions:

       (a) The Purchaser shall have obtained a fairness opinion respecting the transaction contemplated herein which is satisfactory to the Purchaser;

       (b) the Purchaser's shareholders shall have approved the transactions contemplated hereunder which require shareholder approval;

       (c) the purchase of the Shares shall have been approved by the Board of Directors of the Purchaser following completion of the Purchaser's due diligence investigations;

       (d) all outstanding indebtedness of the Company to its shareholders and any affiliated entities shall have been forgiven or converted into shares of the Company and, if converted, such shares shall be added to and constitute part of the "Shares" for the purposes of this agreement and any other persons becoming shareholders of the Company as a result thereof shall become parties to and be bound by the terms of this agreement;

       (e) on the Closing Date, the warranties and representations of the Vendor and the Company as set forth in section 4 hereof will be true in every material respect as if such warranties and representations were made by the Vendor and the Company on the Closing Date;

       (f) all covenants and agreements to be performed by the Vendor and the Company hereunder shall have been performed;

       (g)    the Vendor will have delivered to the Purchaser:

              (i) resignations in writing of all directors and officers of the Company requested by the Purchaser;

              (ii) all corporate records, files and books of account of the Company;

              (iii)  the common seal of the Company;

              (iv) share certificates representing the Shares duly endorsed for transfer to the Purchaser; and

              (v) such other documents as the Purchaser may reasonably request including but not limited to incumbency certificates of the Vendor, certified copies of resolutions of the directors of the Vendor and the Company authorizing the transaction, good standing certificates of the Vendor and the Company in forms reasonably satisfactory to the Purchaser;

       (h) on or before the Closing Date no federal, provincial state, regional or municipal government or agency thereof has enacted any statute or regulation or announced any policy that will materially and adversely affect the business or assets of the Company or the right of the Purchaser to the full enjoyment thereof; and

       (i) delivery on or before the Closing Date of such other documents as the Purchaser may reasonably request, including a certificate of the officers of the Vendor confirming the matters referred to in section 8.01(e), and an opinion from counsel for the Vendor in the form attached as Schedule "G" hereto.

8.02 The Vendor's obligation to carry out the terms of this agreement and to complete the sale referred to in section 1 is subject to the provisions of section 8.04, and to the following additional conditions:

       (a) the common share capital of the Purchaser shall have been consolidated on a ten (10) old for one (1) new basis and the name of the Purchaser shall have been changed to "Stockscape Technologies Ltd." or other name satisfactory to the Vendor;

       (b) on the Closing Date, the warranties and representations of the Purchaser as set forth in section 5 hereof will be true in every material respect as if such warranties and representations have been made by the Purchaser on the Closing Date;

       (c) on the Closing Date, the Purchaser will have performed all of the terms of this agreement to be performed by it;

       (d) the Purchaser will have delivered to the Vendor certificates representing the Payment Shares;

       (e) delivery on or before the Closing Date of such other documents as the Vendor may reasonably request including but not limited to an incumbency certificate of the Purchaser, a certified copy of resolutions of the directors of the Purchaser authorizing the transactions, a good standing certificate of the Purchaser, a certificate of the officers of the Purchaser confirming the matters referred to in section 8.02(b), and an opinion from counsel for the Purchaser in the form attached as Schedule "H" hereto;

       (f) the election as directors of the Purchaser the individuals set out in section 7.01(b);

       (g) completion of the sale of the Purchaser's interest in the Ivanhoe Project, Nevada; and

       (h) an insignificant number of shares shall have been tendered to the Purchaser pursuant to the rights of its shareholders to dissent to the sale of the Ivanhoe Project.

8.03 The terms and conditions set forth in section 8.01, are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing, in whole or in part, but, except as so waived, the completion of the purchase referred to in section 1 by the Purchaser will not prejudice or affect any of the rights of the Purchaser in respect of the warranties and representations of the Vendor and the Company set forth in section 4.01 and such representations and warranties shall survive the Closing Date.

8.04 The terms and conditions set forth in section 8.02, are for the exclusive benefit of the Vendor and the Company and may be waived by the Vendor in writing, in whole or in part, but, except as so waived, the completion of the purchase referred to in section 1 by the Vendor will not prejudice or affect any of the rights of the Vendor in respect of the warranties and representations of the Purchaser set forth in section 5.01 and such representations and warranties shall survive the Closing Date.

8.05 The obtaining of irrevocable commitments for the Financing is a condition precedent to the respective obligations of both the Vendor and the Purchaser to complete the sale and purchase referred to in section 1 hereof and may not be waived by either party without the consent of the other.

8.06 If the conditions precedent in sections 8.01, 8.02 and 8.05 are not waived or fulfilled on or before August 31, 1999, the respective obligations of the Purchaser and the Vendor to complete the purchase and sale referred to in section 1 hereof shall terminate.

9.            INDEMNITY

9.01 The Vendor will indemnify the Purchaser for a period of two (2) years following Closing against any loss or damage sustained by the Purchaser, directly or indirectly, by reason of a breach of any of the warranties or representations set forth in section 4.01 or the covenants set forth in section 6.01. The Vendor acknowledges that the Purchaser has entered into this agreement relying on these warranties and representations.

9.02 The Purchaser will indemnify the Vendor for a period of two (2) years following Closing against any loss or damage sustained by the Vendor, directly or indirectly, by reason of a breach of any of the warranties or representations set forth in section 5.01 or the covenants set forth in section 7.01. The Purchaser acknowledges that the Vendor has entered into this agreement relying on these warranties and representations.

10.           FURTHER ASSURANCES

10.01 The parties hereto agree to execute such further and other assurances or documents as may be necessary to carry out this agreement in accordance with its true intent.

11.           NOTICE

11.01 All notices, requests, demands and other communications required or permitted hereunder, or desired to be given with respect to rights or interests herein, will be in writing and must be mailed, delivered or sent by telecopier to the parties at the respective addresses set out below. Any such notice will be deemed to have been given, if mailed, three (3) days following the date of posting; provided that if there is, between the time of mailing and the actual receipt of the notice, a mail strike, slow down or other labour dispute which might affect delivery of such notice by mail, then such notice will be effective only if delivered; and, if given by personal delivery or telecopier, when delivered or transmitted.

       If to the Vendor:

              A.R. Rule Investments B.C. Ltd.
              c/o 2900 - 595 Burrard Street
              Vancouver, British Columbia, V7X 1J5
              Attention: Paul J. Brown
              Telecopier No.: (604) 688-2827

       if to the Purchaser:

              Cornucopia Resources Ltd.
              Attention: Andrew F.B. Milligan, President
              #540 - 355 Burrard Street
              Vancouver, British Columbia, V6C 2G8
              Telecopier No.: (604) 681-4170

       and if to the Company:

              Stockscape Technologies Ltd.
              Attention: John J. Brown
              #410 - 325 Howe Street
              Vancouver, British Columbia, V6C 1Z7
              Telecopier No.: (604) 688-3392

12.           GOVERNING LAW AND CURRENCY

12.01 This agreement will be construed and enforced in accordance with the laws of the Province of British Columbia, excluding British Columbia conflicts of laws principles that would require the application of the laws of any other jurisdiction.

12.02 Unless otherwise specifically provided, any references to currency herein are deemed to mean lawful money of Canada and all amounts to be paid or calculated pursuant to this agreement are to paid or calculated in lawful money of Canada.

13.           ENTIRE AGREEMENT, AMENDMENTS AND SEVERABILITY

13.01 This agreement contains the entire agreement by and between the parties and no oral agreement, promise, statement or representation which is not contained herein will be binding on the Vendor, the Company, or the Purchaser.

13.02 No amendment or modification of this agreement will become effective unless and until the same will have been reduced in writing and duly signed and executed by all of the parties.

13.03 If any provision of this agreement or any part hereof shall be found or determined to be invalid, it shall be severable from this agreement and the remainder of this agreement shall be construed as if such invalid provision or part has been deleted from this agreement.

14.           SUPERSEDES

14.01 This agreement supersedes all previous agreements, written or oral, in respect of the subject matter hereof.

15.           HEADINGS, SECTIONS AND SCHEDULES

15.01 The headings are for convenience only and do not form a part of this agreement and are not intended to interpret, define or limit the scope, extent or intent of this agreement or any provision hereof.

15.02 The words "section", "hereof", "hereto" and "hereunder" refer to this agreement. The words "this agreement" or "the agreement" include every Schedule attached hereto.

16.           TIME OF ESSENCE

16.01         Time will be of the essence of this agreement.

17.           ENUREMENT AND ASSIGNMENT

17.01 This agreement will enure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns.

17.02 It is expressly acknowledged and understood that neither the Purchaser nor the Vendor may assign any of its right, title and interest in and to this agreement to any other person without the prior written consent of the other party.

17.03 It is expressly acknowledged and understood that the obligations of the Vendor and the Company hereunder are joint and several.

18.           DUE DILIGENCE AND PURCHASER'S RIGHT OF TERMINATION

18.01 The Purchaser shall have until April 15, 1999 (the "Due Diligence Period"), to carry out its due diligence investigations relating to the Company, provided that if the Vendor or the Company neglect or fail to provide the Purchaser with the information, documents or access contemplated by 18.02 in sufficient time to permit the Purchaser to complete its due diligence investigations within the Due Diligence Period, or at all, the Purchaser shall be entitled to an extension of the Due Diligence Period, such extension not to exceed five business days following the date on which the last of the information, documents or access requested by the Purchaser, is provided.

18.02         During the Due Diligence Period, the Vendor agrees:

       (a) At all reasonable times and upon reasonable advance notice from the Purchaser, to arrange for the Purchaser and its representatives to have full and continuing access to all accounting, financial and operating data, books and records, tax, engineering, title, licensing, advertising sales and other information and matters that relate to, or are otherwise deemed material by the Purchaser, in connection with the business and assets of the Company;

       (b) at all reasonable times and upon reasonable advance notice from the Purchaser, to make available to the Purchaser and its representatives for discussions, such of the directors, officers, employees, advisors, counsel and other agents as are knowledgeable about any of the foregoing;

       (c) to use its reasonable best efforts to make available to the Purchaser and its representatives such information relating to the foregoing as may be in the possession or control of third parties; and

       (d) to permit the Purchaser and its representatives to make extracts from and copies of all or any part of any documents relating to the foregoing.

18.03 In the event that the Purchaser's due diligence investigations disclose information that, in the Purchaser's opinion, adversely affects the value of the Shares, the Purchaser may elect at any time prior to the end of the Due Diligence Period to terminate this agreement, by notice in writing to the Vendor. Upon such termination, neither the Vendor, the Company nor the Purchaser shall have any further obligations or liability under this agreement.

18.04 The Vendor shall have the Due Diligence Period to carry out its due diligence investigations relating to the Purchaser, provided that if the Purchaser neglects or fails to provide the Vendor with the information, documents or access contemplated by 18.05 in sufficient time to permit the Vendor to complete its due diligence investigations within the Due Diligence Period, or at all, the Vendor shall be entitled to an extension of the Due Diligence Period, such extension not to exceed five business days following the date on which the last of the information, documents or access requested by the Vendor, is provided.

18.05         During the Due Diligence Period, the Purchaser agrees:

       (a) At all reasonable times and upon reasonable advance notice from the Vendor, to arrange for the Vendor and its representatives to have full and continuing access to all accounting, financial and operating data, books and records, tax, engineering, title, licensing, advertising sales and other information and matters that relate to, or are otherwise deemed material by the Vendor, in connection with the business and assets of the Purchaser;

       (b) at all reasonable times and upon reasonable advance notice from the Vendor, to make available to the Vendor and its representatives for discussions, such of the directors, officers, employees, advisors, counsel and other agents as are knowledgeable about any of the foregoing;

       (c) to use its reasonable best efforts to make available to the Vendor and its representatives such information relating to the foregoing as may be in the possession or control of third parties; and

       (d) to permit the Vendor and its representatives to make extracts from and copies of all or any part of any documents relating to the foregoing.

18.06 In the event that the Vendor's due diligence investigations disclose information that, in the Vendor's opinion, adversely affects the value of the Payment Shares, the Vendor may elect at any time prior to the end of the Due Diligence Period to terminate this agreement, by notice in writing to the Vendor. Upon such termination, neither the Vendor, the Company nor the Purchaser shall have any further obligations or liability under this agreement.

19.           NEWS RELEASES

19.01 The Purchaser has issued a news release prior to the execution of this agreement. Thereafter, until Closing, each party will endeavour to consult with the other prior to issuing any further news releases with respect to this agreement or matters relating thereto, and will provide the other party with an opportunity to review and comment upon any such news release prior to its issuance.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.


A.R. RULE INVESTMENTS B.C. LTD.
by its authorized signatory:

       "JOHN J. BROWN"
       -------------------------
       John J. Brown, President


The Corporate Seal of CORNUCOPIA RESOURCES LTD.         ))
was hereunto affixed in the presence of:                ))
                                                        ))
                                                        ))
"ANDREW F. B. MILLIGAN"                                 ))
-----------------------

"SARGENT H. BERNER"
-----------------------


STOCKSCAPE TECHNOLOGIES LTD.
by its authorized signatory:

       "JOHN J. BROWN"
       -------------------------
       John J. Brown, President